UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Concord Communications, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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This filing consists of a letter from John A. Blaeser, President and Chief Executive Officer of Concord Communications, Inc. (“Concord”) to all Concord employees dated April 7, 2005.

To all Concord and Spectrum Employees:

I am delighted to share with you the news that we have signed a definitive agreement with Computer Associates where we will join their Enterprise Systems Management Business Unit.  This is a necessary next step in allowing eHealth and SPECTRUM to gain acceptance as the worldwide standard for Business Service Management software.

Please Dial in to our call today at 11AM to hear directly from the CA President

Participant Dial-In Number(s):
* US Dial-In #: (800) 729-6829
* Int’l/Canada Dial-In #: (706) 679-5227

Why the CA Combination Makes Sense

Our motivation in doing such a deal was to allow our product lines’ full potential to be released. I am convinced that we have a significant opportunity on our hands. We need the channel breadth and financial backing to realize these goals. Computer Associates has the financial strength, distribution channel and resources to bring our respective product lines to thousands of customers we could not previously reach. Ultimately this will ensure growth of our products.

Your Future

One of the major reasons CA is interested in Concord is because of our team of people and the intellectual capital Concord’s people bring to this transaction. Therefore, it is anticipated that Concord’s operations will be integrated with CA’s Business Unit Group. It is expected that the acquisition will close in mid-2005. We will keep you informed of developments as they occur.

This strategic combination will bring together Concord’s eHealth and Spectrum product lines with CA’s Unicenter, expanding our ability to deliver a new generation of software that simplifies IT management, and enabling customers to reduce the number of management tools required to map, measure and manage the health and performance of IT infrastructure components and the business services that rely on them.

The benefits for both Concord and CA are significant:

•                  Strong Foundation
As I mentioned earlier, combining with CA will provide Concord with the resources to accelerate the growth of our eHealth and Spectrum lines.  CA has been a recognized management software expert for more than 28 years with operations in more than 100 countries around the world.  With over 15,000 employees, an R&D budget of approximately $650 million per year, 300+ global patents and rock-solid technology we will together be able to 1) provide a self managing infrastructure that is service aware and self healing, 2) deliver IT as a service allowing customers to map IT to the business and make decisions based on business impact, and 3) extend a service oriented architecture with deep and broad integration, role based management and standards and best practices.

•                  Unique Solution
Together Concord and CA will create customer value through self-managing infrastructure solutions that provide the ability to deliver IT as a service while lowering the cost of ownership through a service oriented architecture. We will now be positioned to deliver the industry’s only automated multi-vendor end-to-end solution for integrated fault and performance management across network, system and application infrastructures from both a real-time and historical perspective. It will all add up to a proven way to manage customers, services and infrastructure across the hall or around the world with a solution that is practical, achievable and delivers rapid time to value.

•                  Customer Focused
Concord and CA share a corporate culture that stresses there is nothing more important than customers. Upon closing, CA anticipates adding Concord’s 4,000 customers to among the ranks of corporations that rely on Unicenter. We will measure our success by our customers’ satisfaction. We will compete fairly on value, technology, domain expertise, and customer support to maintain the honesty, integrity and respect that you would expect of a world-class company.

I would like to extend a personal thank you for your continued loyalty and support during these times of change at Concord.  Use this as an opportunity to find out what we are all capable of.  The quality of the relationships with our customers will be the ultimate indicator of success and we will do all we can to ensure the highest levels of satisfaction.

I have attached a recent Boston Globe article with an interview from the President of CA if you want to get to know your new CEO.

As always, my door is open. If you have any further questions or concerns I encourage you to call me at 1-508-303-4200 or email me at jblaeser@concord.com.

A NEW CEO WHOSE FIRST TASK IS TO RESTORE TRUST

BYLINE: BY Robert Weisman

BODY:
Last month John Swainson, 50, took over as chief executive of Computer Associates International Inc., an Islandia, N.Y., computer software company that employs about 500 people in Framingham and Waltham. The Canadian-born Swainson was recruited from IBM Corp. last fall after Sanjay Kumar, the previous Computer Associates chief executive, was ousted during a federal probe into the company’s accounting practices. Swainson spoke with Globe technology writer Robert Weisman at the recent LinuxWorld conference in Boston.

Q. Where do you want to take Computer Associates?

A. There are two priorities in the short term. The first is completing the process of stabilizing the company. But even more important is creating a strategy that focuses on customers and focuses on the things Computer Associates can do successfully in the marketplace.

Q. How hard is it to rebuild confidence when your predecessor was indicted on charges of accounting fraud?

A. Well, I’m not under any illusions. I talked about it a few weeks ago with Michael Capellas [who took over MCI, then called WorldCom, after an accounting scandal]. And he said it takes two to two and a half years. And I think that’s probably true. My quick answer is I’ll tell you when we get there. But my expectation is that it will take several years.

Q. What’s the biggest change you’ve seen calling on customers?

A.    The selling environment is more difficult than it’s been in the past. When information technology was dominated by the “priesthood,” a very small number of highly trained people, it was possible for vendors to dictate to customers.

That has dramatically changed. Now you see customers who have more technology skill, frankly, than many of the vendors do. Some of the investment banks we deal with on Wall Street have used technology as a competitive weapon and have skills comparable to anything we have in any of our development labs.

Q.    Why did Computer Associates acquire Netegrity of Waltham last year ?

A.    We acquired them because they were the best of breed in Web security. And we needed something to complete our security solution. We’re tightly integrating their products with the rest of our products.

Q.    Will Netegrity remain as an independent brand?

A.   We haven’t decided yet, to be honest with you. Netegrity has a lot of brand equity. We’ve added it to our existing brand, called eTrust. And right now we’ve sort of fudged it by calling it eTrust Netegrity.

Q.    Do you plan to expand your operations in the Boston area?

A.   We have a sizable operation in the Route 128 corridor. This is a core part of our franchise now. But we’re currently not expanding our business anywhere.

Q.    Do you see more consolidation in the technology industry?

A.    No question. There are too many players in the technology industry. Many of them are not really profitable and many of them are too small. The customers increasingly want to deal with a smaller number of vendors. And there are some substantial economies that come with one larger integrated vendor rather than a number of smaller ones.

Q.    Will Computer Associates be part of that consolidation trend, either as a buyer or a seller?

A. We’ve been a part of it already. Certainly we were active in the market last year as a buyer, and I think we’ll be active this year. My intent is to build our company through a mixture of acquisition as well as organic growth.

Q.    Seems like it’s a lot harder to make money in technology today. Is the business still as much fun as it was in the late 1990s?

A.   It’s not as easy as it was. You can’t sit back and watch the money roll in. You have to always be planning your next move.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this communication (such as statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) constitute forward-looking statements made within the meaning of Section 21E of the Securities Exchange Act of 1934.  A number of important factors could cause actual results or events to differ materially from those indicated by such forward-looking statements, including the parties’ ability to consummate the transaction; the conditions to the completion of the transaction may not be satisfied, or the regulatory approvals required for the transaction may not be obtained on the terms expected or on the anticipated schedule; and the parties’ ability to meet expectations regarding the timing, completion and accounting and tax treatments of the merger; the possibility that the parties may be unable to achieve expected synergies and operating efficiencies in the merger within the expected time-frames or at all and to successfully integrate Concord’s operations into those of CA; such integration may be more difficult, time-consuming or costly than expected; revenues following the transaction may be lower than expected; operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) may be greater than expected following the transaction; the retention of certain key employees at Concord; the failure to protect either party’s intellectual property rights may weaken its competitive position; certain software is licensed from third parties who require, among other things, the payment of royalties, which could affect the development and enhancement of either party’s products; customer decisions are influenced by general economic conditions; third parties may claim that either party’s products infringe their intellectual property rights; fluctuations in foreign currencies could result in transaction losses; acts of war and terrorism may adversely affect either party’s business; the volatility of the international marketplace; and the other factors described in CA’s Annual Report on Form 10-K for the year ended March 31, 2004 and its most recent quarterly report filed with the SEC, and Concord’s Annual Report on Form 10-K for the year ended December 31, 2004.  CA and Concord assume no obligation to update the information in this communication, except as otherwise required by law.  Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of Concord by CA. In connection with the proposed acquisition, CA and Concord intend to file relevant materials with the SEC, including Concord’s proxy statement on Schedule 14A. STOCKHOLDERS OF CONCORD ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING CONCORD’S PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain the documents free of charge at the SEC’s web site,

http://www.sec.gov, and Concord stockholders will receive information at an appropriate time on how to obtain transaction-related documents for free from Concord. Such documents are not currently available.

Participants in Solicitation

CA and its directors and executive officers, and Concord and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from the holders of Concord common stock in respect of the proposed transaction. Information about the directors and executive officers of CA is set forth in the proxy statement for CA’s 2004 Annual Meeting of Stockholders, which was filed with the SEC on July 29, 2004. Information about the directors and executive officers of Concord is set forth in the proxy statement for Concord’s 2005 Annual Meeting of Stockholders, which was filed with the SEC on March 31, 2005. Investors may obtain additional information regarding the interest of such participants by reading the proxy statement regarding the acquisition when it becomes available.